Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190419) of YuMe, Inc. of our report dated March 27, 2014, relating to the financial statements of YuMe, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 27, 2014